UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2021

ROTOR ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39897	85-2838301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

The Chrysler Building 405 Lexington Avenue New York, New York	10174
(Address of principal executive offices)	(Zip Code)

(212) 818-8800

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one redeemable warrant	ROT.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	ROT	The New York Stock Exchange
Redeemable warrants, exercisable for shares of Class A Common Stock at an exercise price of $11.50 per share	ROT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

General

On April 5, 2021, Rotor Acquisition Corp., a Delaware corporation (“we,” “us,” “our” or the “Company”), entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Rotor Merger Sub Corp., a Delaware corporation and a wholly owned Subsidiary of the Company (“Merger Sub”), and Sarcos Corp., a Utah corporation (“Sarcos”). The transactions set forth in the Merger Agreement, including the Merger (defined below), will constitute a “Business Combination” as contemplated by the Company’s Amended and Restated Certificate of Incorporation. Unless expressly stated otherwise herein, capitalized terms used but not defined herein shall have such meanings ascribed to them in the Merger Agreement.

The Merger Agreement

Subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Sarcos, with Sarcos surviving as a wholly owned subsidiary of the Company (the “Merger”). Upon the Closing, the Company will change its name to “Sarcos Technology and Robotics Corp.”

Consideration

Subject to the terms and conditions set forth in the Merger Agreement, in consideration of the Merger, holders of Sarcos’ equity (including shares of common stock, preferred stock, restricted stock awards, options, restricted stock units and warrants) will receive 120,000,000 shares of common stock of the Company in the aggregate, plus, if a Pre-Closing Financing is consummated by Sarcos prior to the Closing, an additional amount of shares of Company common stock based on the amount of gross equity proceeds received by Sarcos from such Pre-Closing Financing (if any), not to exceed an additional 5,000,000 shares of Company common stock in the aggregate (the “Closing Merger Consideration”). In addition, each holder of Sarcos capital stock (including any capital stock subject to restricted stock awards) will be entitled to a right to receive additional contingent consideration following the Closing in the form of an earn-out. This earnout will become payable as follows: (a) 14,062,500 shares of common stock of the Company if the closing share price of a share of common stock of the Company is equal to or exceeds $15.00 for 20 trading days in any 30 consecutive trading day period at any time during the period beginning on the first anniversary of the Closing and ending on the fourth anniversary of the Closing, and (b) 14,062,500 shares of common stock of the Company if the closing share price of a share of common stock of the Company is equal to or exceeds $20.00 for 20 trading days in any 30 consecutive trading day period at any time during the period beginning on the first anniversary of the Closing and ending on the fifth anniversary of the Closing.

The amount of shares of Company common stock into which each share of Sarcos capital stock will convert at the Closing of the Merger will be determined by reference to an Exchange Ratio, which is calculated in accordance with the terms of the Merger Agreement, by dividing the Closing Merger Consideration by the amount of fully-diluted outstanding Sarcos shares.

At the Closing, each option to purchase shares of Sarcos’ common stock will be converted into an option exercisable into a number of shares of common stock of the Company equal to the number of Sarcos shares subject to such Sarcos option as of immediately prior to the Closing, multiplied by the Exchange Ratio. Each award of Sarcos’ restricted stock units will be converted into a right to receive restricted stock units based on shares of the common stock of the Company equal to the number of Sarcos shares subject to such Sarcos restricted stock unit as of immediately prior to the Closing, multiplied by the Exchange Ratio.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties thereto with respect to the parties, the transactions contemplated by the Merger Agreement and their respective business operations and activities. The representations and warranties of the parties do not survive the Closing.

Covenants

The Merger Agreement contains customary covenants of the parties thereto, including (a) the requirement to make appropriate filings and obtain clearance pursuant to the HSR Act, (b) the use of reasonable best efforts to obtain the PIPE Financing, (c) preparation and filing of a proxy statement (the “Proxy Statement”), and (d) the preparation and delivery of PCAOB audited financial statements for Sarcos.

The Merger Agreement also contains mutual exclusivity provisions prohibiting (a) Sarcos and its representatives and subsidiaries from initiating, soliciting, or otherwise encouraging an Acquisition Proposal, (subject to certain limited exceptions specified therein), or entering into any contracts or agreements in connection therewith and (b) the Company and its subsidiaries from initiating, soliciting, or otherwise encouraging any merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or similar business combination (subject to limited exceptions specified therein) or entering into any contracts or agreements in connection therewith.

Conditions to Consummation of the Transactions

Consummation of the transactions contemplated by the Merger Agreement is subject to conditions of the respective parties that are customary for a transaction of this type, including, among others: (a) approval by the Company’s shareholders of certain proposals to be set forth in the Proxy Statement; (b) approval of the Merger by the stockholders of Sarcos; (c) there being no laws or injunctions by governmental authorities or other legal restraint prohibiting consummation of the transactions contemplated under the Merger Agreement; (d) the waiting period applicable to the Mergers under the HSR Act having expired (or early termination having been granted); and (e) the Company having at least $5,000,001 in net tangible assets.

Sarcos has separate closing conditions, including, among others: (a) that the sum of the amount in the Company’s trust account (calculated net of any stockholder redemptions but prior to the payment of any Company transaction expenses), plus the proceeds of the PIPE Financing, equals or exceeds $200 million; and (ii) the Waiver Agreement has not been amended or modified, other than as consented to in writing by Sarcos.

The Company has separate closing conditions, including, among others: (a) that no Company Material Adverse Effect has occurred and is continuing and uncured; (b) the Company shall have entered into employment agreements with certain executives of Sarcos; (c) Sarcos shall have received the consent of Sarcos’ preferred stock to effect the conversion of shares of Sarcos’ preferred stock into shares of Sarcos’ Class A common stock as of immediately prior to the Effective Time; and (d) Sarcos’ Warrants shall have been exercised as contemplated by the Warrant Exercise Notices.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the closing of the Merger, including:

(i)	by mutual written consent of the Company and Sarcos;

(ii)	by either party if the other party’s representations or warranties are not true and correct or if the other party failed to perform any of its covenants set forth in the Merger Agreement or any Ancillary Document such that the conditions to closing would not be satisfied and such failure cannot or has not been cured within the earlier of 30 days’ notice by the other party;

(iii)	subject to certain provisions for extension, by either party if the Closing has not occurred on or prior to six months following the execution of the Merger Agreement;

(iv)	by either party if there is a final non-appealable Governmental Order preventing the consummation of the transactions contemplated by the Merger Agreement;

(v)	by either party if the stockholders of the Company fail to approve certain of the necessary stockholder approvals;

(vi)	by Sarcos if the Special Committee changes its recommendation, provided that Sarcos exercises its termination right within ten business days of such change of recommendation;

(vii)	by the Company if Sarcos fails to deliver the written consent of the stockholders of Sarcos approving the Merger Agreement within 24 hours following the execution and delivery of the Merger Agreement;

(viii)	by the Company if the Conversion Written Consent is, at any time, no longer valid or is otherwise revoked or rescinded and no longer effective to approve the Company Preferred Conversion; and

(ix)	by the Company if Sarcos fails to deliver its PCAOB-compliant audited financials prior to 5:00 pm Eastern Time on April 15, 2021.

If the Merger Agreement is validly terminated, none of the parties will have any liability or any further obligation under the Merger Agreement with certain limited exceptions, including liability arising out of Fraud.

The Company’s CEO, one of its other directors and certain members of the Sponsor who are not directors or officers of the Company are part of a group that (directly or through affiliates) acquired a minority equity investment in Sarcos in early 2020 (the “Rotor Sarcos Holders”). On January 30, 2021, the Company’s board of directors (the “Board”) authorized the formation of a transaction review committee consisting solely of disinterested independent directors of the Company (the “Special Committee”) and authorized the Special Committee to engage independent legal counsel. The Special Committee, which received a fairness opinion from Houlihan Lokey Capital, Inc., an independent financial advisory firm engaged by the Special Committee, unanimously recommended the approval of the Merger Agreement, the Merger and the transactions contemplated thereby to the Board and that the Board recommend to the holders of the Company’s common stock that they approve such matters. On April 5, 2021, having received the Special Committee’s recommendation, the Board unanimously approved the Merger Agreement, the Merger and the transactions contemplated thereby and recommended their approval to the holders of the Company’s common stock.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by, reference to the actual agreement. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Sarcos or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date hereof, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Lock-up Agreement

Concurrent with the execution of the Merger Agreement, certain security holders of Sarcos (“Sarcos Holders”) entered into a lock-up agreement (each, a “Lock-up Agreement”) with the Company. Pursuant to the Lock-up Agreement, Sarcos Holders agreed, among other things, to the following transfer restrictions following the Closing:

Holders of shares of Sarcos preferred stock agreed, among other things, that (a) 50% of their shares may not be transferred, until the earlier to occur of (x) six months following Closing, and (y) 120 days following the Closing if the stock price of the Company’s common stock exceeds $13.00 for 20 trading days in any 30 consecutive trading day period, and (b) the remaining 50% of such shares may not be transferred for a period of one year following the Closing.

Holders of Sarcos’ common stock, options, restricted stock awards and restricted stock unit awards agreed, among other things, that (1) 20% of such securities may not be transferred until the earlier to occur of (a) 120 days after Closing if the stock price of the Company’s common stock exceeds $13.00 for 20 trading days in any 30 consecutive trading day period, and (b) 6 months after closing; and (2) the remaining 80% can be transferred at the earlier of (A) delivery to customers of at least twenty Guardian® XO® and/or Guardian® XT commercial units to customers of the Constituent Corporations (but in no event prior to the close of business on the one year anniversary of the date of Closing) and (B) the close of business on the second anniversary of the date of Closing.

A copy of the form of Lock-up Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and may include such changes as are negotiated between the parties thereto. The foregoing description of the form of Lock-up Agreement is not complete and is subject to, and qualified in its entirety by, reference to the form thereof filed herewith.

Concurrent with the execution of the Merger Agreement, the Rotor Sarcos Holders, including the holders of all outstanding Company Warrants, entered into a lock-up agreement (the “Other Lock-up Agreement”) with the Company. Pursuant to the Other Lock-up Agreement, such stockholders agreed, among other things, to certain transfer restrictions for a period of one year following the Closing.

A copy of the Other Lock-up Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and may include such changes as are negotiated between the parties thereto. The foregoing description of the Other Lock-up Agreement is not complete and is subject to, and qualified in its entirety by, reference to the form thereof filed herewith.

PIPE Financing (Private Placement)

Concurrent with the execution of the Merger Agreement, the Company entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to the PIPE Investors an aggregate of 22,000,000 shares of common stock of the Company, at a per share price of $10.00 for an aggregate purchase price of $220 million concurrent with the Closing, on the terms and subject to the conditions set forth therein (the “PIPE Financing”). The Subscription Agreement contains customary representations and warranties of the Company, on the one hand, and each PIPE Investor, on the other hand, and customary conditions to closing, including the consummation of the transactions contemplated by the Merger Agreement. Each Subscription Agreement provides that the Company will grant the PIPE Investors certain customary registration rights. The form of the Subscription Agreement is attached as Exhibit 10.3 hereto and is incorporated herein by reference. The foregoing description of the Subscription Agreement is not complete and is subject to, and qualified in its entirety by, reference to the form filed herewith.

Waiver Agreement

Prior to the Closing, the Company, Sponsor, certain holders of Class B Common Stock in the Company entered into a waiver agreement (the “Waiver Agreement”) pursuant to which Sponsor and certain other holders of Class B Common Stock in the Company have agreed, among other things, to irrevocably waive their respective anti-dilution and conversion rights set forth in the Company’s Amended and Restated Certificate of Incorporation and to forfeit a certain number of Rotor Class B Shares and Rotor Warrants.

A copy of the form of the Waiver Agreement is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference, and may include such changes as are negotiated between the parties thereto. The foregoing description of the Waiver Agreement is not complete and is subject to, and qualified in its entirety by, reference to the form thereof filed herewith.

Registration Rights Agreement

The Merger Agreement contemplates that, at the Closing, the Company, the Sponsor, and certain Sarcos stockholders will enter into the Registration Rights Agreement pursuant to which, among other things, the Company will agree to undertake certain shelf registration obligations in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and certain subsequent related transactions and obligations, including, among other things, undertaking certain registration obligations, and the preparation and filing of required documents.

A copy of the Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.5 and is incorporated herein by reference, and may include such changes as are negotiated between the parties thereto. The foregoing description of the form of Registration Rights Agreement is not complete and is subject to, and qualified in its entirety by, reference to the form thereof filed herewith.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 3.02. Shares of common stock of the Company to be issued and sold to the PIPE Investors pursuant to the Subscription Agreements will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On April 6, 2021, the Company issued a press release announcing the execution of the Merger Agreement and announcing that Sarcos and the Company will hold a joint conference call on April 6, 2021 at 8:30 a.m. Eastern Time (the “Conference Call”). A copy of the press release, which includes information regarding participation in the Conference Call, is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Furnished herewith as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is an investor presentation relating to the Merger and PIPE Financing.

The foregoing (including the information presented in Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act. The submission of the information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Item 7.01, including the information presented in Exhibit 99.1 and Exhibit 99.2, that is provided solely in connection with Regulation FD.

Additional Information

The proposed transactions will be submitted to shareholders of the Company for their consideration and approval at a special meeting of shareholders. In connection with the proposed transactions, the Company intends to file a preliminary and a definitive proxy statement to be distributed to Company shareholders in connection with the Company’s solicitation for proxies for the vote by the Company’s shareholders in connection with the proposed transactions and other matters as described in such proxy statement. The Company will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed transactions. Investors and security holders of the Company are advised to read, when available, the preliminary proxy statement, and any amendments thereto, and the definitive proxy statement in connection with the Company’s solicitation of proxies for its special meeting of shareholders to be held to approve the proposed transaction because the proxy statement will contain important information about the proposed transaction and the parties to the proposed transaction. Shareholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: c/o Rotor Acquisition Corp., The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 Attn: Amy Salerno. E-mail: info@rotoracquisition.com.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibits thereto is not a proxy statement or solicitation of a proxy, and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

The Company and Sarcos and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of the Company’s shareholders in connection with the proposed business combination will be set forth in the Company’s consent solicitation / proxy statement when it is filed with the SEC. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transaction of the Company’s directors and officers in the Company’s filings with the SEC and such information will also be in the proxy statement to be filed with the SEC by the Company for the proposed transaction.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s or Sarcos’ future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “would,” “plan,” “future,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, and Sarcos and its management, as the case may be, are inherently uncertain factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement with respect to the business combination; 2) the outcome of any legal proceedings that may be instituted against the Company, the combined company or others following the announcement of the business combination and any definitive agreements with respect thereto; 3) the inability to complete the business combination due to the failure to obtain approval of the shareholders of the Company, to obtain financing to complete the business combination or to satisfy other conditions to closing; 4) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the business combination; 5) the ability to meet the Nasdaq’s listing standards following the consummation of the business combination; 6) the risk that the business combination disrupts current plans and operations of Sarcos as a result of the announcement and consummation of the business combination; 7) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 8) costs related to the business combination; 9) changes in applicable laws or regulations; 10) the possibility that Sarcos or the combined company may be adversely affected by other economic, business and/or competitive factors; 11) Sarcos’ estimates of its financial performance; 12) the impact of the novel coronavirus disease pandemic and its effect on business and financial conditions; and 13) other risks set forth in the Company’s Investor Presentation furnished herewith as Exhibit 99.2, other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2020 and other documents of the Company filed, or to be filed, with the SEC. Although he Company believes the expectations reflected in the forward-looking statements are reasonable, nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that the Company and Sarcos presently do not know or that the Company and Sarcos currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither the Company nor Sarcos undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1†	Agreement and Plan of Merger, dated as of April 5, 2021, by and among the Company, Rotor Merger Sub Corp. and Sarcos†
10.1	Form of Lock-up Agreement, by and among the Company, Sarcos, and Sarcos Holders
10.2	Form of Lock-up Agreement, and among the Company, Sarcos, and certain stockholders of Sarcos
10.3	Form of Subscription Agreement
10.4	Form of Waiver Agreement
10.5	Form of Registration Rights Agreement, by and among the Company, Rotor Sponsor LLC, and certain stockholders of Sarcos
99.1	Press Release, dated April 6, 2021
99.2	Investor Presentation, dated April 6, 2021

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2021

ROTOR ACQUISITION CORP.

By:	/s/ Amy Salerno
Name:	Amy Salerno
Title:	Chief Financial Officer